UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2019

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35376	77-0312442
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

999 18th Street, Suite 1350S
Denver, Colorado 80202
(Address of principal executive offices, zip code)

(303) 640-3838
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on December 20, 2018, Glowpoint, Inc., a Delaware corporation (the “Company”), Glowpoint Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Company Sub”), and SharedLabs, Inc., a Delaware corporation (“SharedLabs”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). On April 28, 2019, the Company, the Company Sub and SharedLabs entered into a Mutual Termination Agreement (the “Termination Agreement”), under which the parties agreed, among other things (i) to terminate the Merger Agreement effective as of April 28, 2019, (ii) that the Company and the Company Sub reserve all rights, powers, privileges, claims, defenses and remedies under the Merger Agreement, any documents or certificates delivered in connection therewith, applicable law or otherwise with respect to any claims now existing or hereafter arising out of or related to the Merger Agreement or any documents or certificates delivered in connection therewith; and (iii) that SharedLabs irrevocably and unconditionally releases, waives and forever discharges each of the Company and the Company Sub, and, in each case, each of its officers, directors, employees, agents, and insurers (collectively, “Glowpoint Releasees”), from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, that SharedLabs has ever had, may now have or may later assert against the Glowpoint Releasees or any of them, whether or not arising out of or related to the matters underlying the Merger Agreement, from the beginning of time to the effective time of the Termination Agreement.

The execution of the Termination Agreement follows the delivery by the Company to SharedLabs of a Notice of Breach and Reservation of Rights, dated April 12, 2019, which provided that SharedLabs was in breach of certain of its agreements and certain of its representations and warranties under the Merger Agreement and that, as a result, the Company was entitled to terminate the Merger Agreement on or before May 12, 2019. SharedLabs has agreed to work with the Company in good faith to reach a resolution with respect to the Company’s rights in connection with the termination of the Merger Agreement, including the payment by SharedLabs of fees and expenses in connection therewith. To the extent it is necessary, the Company expects to utilize available legal remedies in order to pursue the payment by SharedLabs of any such amounts. No early termination penalties were incurred by the Company or the Company Sub in connection with the Termination Agreement.

The foregoing descriptions of the Merger Agreement and the Termination Agreement are not complete and are qualified in their entirety by the terms and conditions of the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 27, 2018, and the full text of the Termination Agreement, which is attached hereto as Exhibit 2.1, each of which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 29, 2019, the Company issued a press release announcing the termination of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Mutual Termination Agreement, dated as of April 28, 2019, by and among Glowpoint, Inc., Glowpoint Merger Sub Inc., and SharedLabs, Inc.
99.1	Press release dated April 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Date:	April 29, 2019	By:	/s/ Peter Holst
Name: Peter Holst
Title: Chief Executive Officer